Exhibit 10.1
Execution Version

INCREMENTAL FACILITY AMENDMENT dated as of July 29, 2016 (this “Agreement”), to the AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (the “Credit Agreement”) dated as of August 20, 2013, as amended and restated as of July 9, 2014 (as further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof), among TRINET HR CORPORATION, a California corporation (the “Borrower”), TRINET GROUP, INC., a Delaware corporation (“Holdings”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent.
WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower has requested, subject to the terms and conditions of the Credit Agreement, to establish Incremental Term Commitments in an aggregate principal amount of $135,000,000 (the “Incremental Tranche A Term Loan Commitments”; the Incremental Term Loans in respect of such Incremental Tranche A Term Loan Commitments, the “Incremental Tranche A Term Loans”);
WHEREAS, each of the Incremental Tranche A Term Lenders (as defined below) is willing to provide Incremental Tranche A Term Loan Commitments in the amount set forth opposite its name on Schedule A hereto pursuant to the terms and subject to the conditions set forth herein and in the Credit Agreement;
WHEREAS, subject to the terms and conditions set forth herein, each Incremental Tranche A Term Lender will make an Incremental Tranche A Term Loan to the Borrower in the aggregate amount set forth opposite its name on such Schedule A, by (a) funding such Incremental Tranche A Term Loans in cash in the amount indicated with respect to such Incremental Tranche A Term Lender in such Schedule A (any such Incremental Tranche A Term Lender, to the extent required to fund its Incremental Tranche A Term Loans in cash, a “Funding Incremental Tranche A Term Lender”) and/or (b) converting into an equivalent principal amount of Incremental Tranche A Term Loans such principal amounts of such Incremental Tranche A Term Lender’s existing Tranche B Term Loans (as defined in the Credit Agreement) as are indicated with respect to such Incremental Tranche A Term Lender in such Schedule A (any such Incremental Tranche A Term Lender, to the extent required to make its Incremental Tranche A Term Loans pursuant to such conversions, a “Converting Incremental Tranche A Term Lender”);
WHEREAS, JPMorgan Chase Bank, N.A. (in such capacity, the “Arranger”) has been appointed to act as sole lead arranger for the Incremental Tranche A Term Loan Commitments and the Incremental Tranche A Term Loans;
WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement;
WHEREAS, the Non-Incremental Lenders (as defined below), together with the Incremental Tranche A Term Lenders, constitute the Required Lenders under the Credit Agreement immediately after giving effect to the incurrence of the Incremental Tranche A Term Loans and the use of proceeds thereof; and
WHEREAS, the Borrower, the Administrative Agent and the Required Lenders have so agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. (a) Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to them in the Credit Agreement.

(b) “Non-Incremental Lenders” means Lenders that are signatories to this Agreement (solely for purposes of Section 4) that are not Funding Incremental Tranche A Term Lenders or Converting Incremental Tranche A Term Lenders.

SECTION 2.Incremental Tranche A Term Loan Commitments and Incremental Tranche A Term Loans. (a) Each Person listed on Schedule A hereto (collectively, the “Incremental Tranche A Term Lenders”; any Incremental Tranche A Term Lender that was not a Lender immediately preceding the effectiveness of this Agreement being referred to as a “New Lender”) agrees that, on and as of the Incremental Effective Date (as defined below), the Incremental Tranche A Term Loan Commitments of such Incremental Tranche A Term Lender shall be equal to the amount set forth opposite its name on Schedule A.

(b) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental Tranche A Term Lender agrees, severally and not jointly, to make an Incremental Tranche A Term Loan to the Borrower on the Incremental Effective Date in an aggregate principal amount equal to the Incremental Tranche A Term Commitment of such Incremental Tranche A Term Lender set forth on Schedule A hereto, (i) in the case of each Funding Incremental Tranche A Term Lender, by funding the amount thereof in accordance with the Credit Agreement, and (ii) in the case of each Converting Incremental Tranche A Term Lender, by converting into an equal principal amount of Incremental Tranche A Term Loans the principal amounts of such Lender’s existing Tranche B Term Loans (the “Converted Loans”) set forth with respect to it on Schedule A hereto; provided, that each Converting Incremental Tranche A Term Lender hereby waives any right to payment under Section 2.16 of the Credit Agreement in respect of any Converted Loans. On the Incremental Effective Date, the conversion by Converting Incremental Tranche A Term Lenders of their Tranche B Term Loans will be deemed to take place simultaneously with the funding of Incremental Tranche A Term Loans by the Funding Incremental Tranche A Term Lenders. No Incremental Tranche A Term Lender shall be responsible for any other Incremental Tranche A Term Lender’s failure to make Incremental Tranche A Term Loans.

(c) Pursuant to Section 2.21 of the Credit Agreement and subject to the terms and conditions set forth herein and in the Credit Agreement, effective as of the Incremental Effective Date, for all purposes of the Loan Documents, (i) the Incremental Tranche A Term Loans shall be “Incremental Term Loans”, “Term Loans” and “Loans” under the Credit Agreement and the other Loan Documents, shall constitute a separate Series and Class of Loans under the Credit Agreement and the other Loan Documents and, except as set forth in Sections 2(d), (e) and (f) below, shall have the same terms as the Tranche A Term Loans outstanding as of the date hereof for all purposes of the Credit Agreement and the other Loan Documents, (ii) the Incremental Tranche A Term Commitments shall constitute “Term Commitments” and “Incremental Term Commitments” under the Credit Agreement, and (iii) each Incremental Tranche A Term Lender shall become, or continue to be, as applicable, a “Tranche A Term Lender”, a “Term Lender” and a “Lender” under the Credit Agreement and shall have all the rights and obligations of, and benefits accruing to, a Lender under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of Lenders.

(d) Subject to adjustment pursuant to paragraph (c) of Section 2.10 of the Credit Agreement, the Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Tranche A Term Lenders, (i) on the last Business Day of each March, June, September and December, commencing on December 31, 2016 (the “Commencement Date”) to and including September 30, 2018, an aggregate amount equal to 1.875% of the aggregate principal amount of all Incremental Tranche A Term Loans outstanding on the Incremental Effective Date and (ii) on the last Business Day of each March, June, September and December, from and including December 31, 2018, to July 9, 2019 (the “Incremental Tranche A Term Loan Maturity Date”), an aggregate amount equal to 2.5% of the aggregate principal amount of all Incremental Tranche A Term Loans outstanding on the Incremental Effective Date, with the balance due on the Incremental Tranche A Term Loan Maturity Date.

(e) The Applicable Rate in respect of the Incremental Tranche A Term Loans shall be as set forth below; provided that the Applicable Rate in respect of the Incremental Tranche A Term Loans in effect from the Incremental Effective Date until the first Business Day immediately following the date a compliance certificate is subsequently delivered pursuant to the Credit Agreement shall be determined by reference to Pricing Level 3:

Pricing Level	Total Leverage Ratio	Adjusted LIBOR Margin	ABR Margin
1	< 2.75 to 1.00	2.125%	1.125%
2	> 2.75 to 1.00 ≤ 3.25 to 1.00	2.375%	1.375%
3	> 3.25 to 1.00 ≤ 4.25 to 1.00	2.625%	1.625%
4	> 4.25 to 1.00	2.750%	1.750%

(f) The proceeds of the Incremental Tranche A Term Loans made on the Incremental Effective Date will be used to (i) prepay the Tranche B Term Loans outstanding under the Credit Agreement on the Incremental Effective Date and (ii) pay fees and expenses incurred in connection therewith.

(g) Notwithstanding anything to the contrary in Section 9.04(b) of the Credit Agreement, the Borrower hereby consents to any assignment by any Incremental Tranche A Term Lender within 45 days of the Amendment Effective Date of the Incremental Tranche A Term Loans made in connection with the primary syndication of the Incremental Tranche A Term Loans; provided that the assignee is identified in writing to the Borrower and agreed upon on or prior to the Amendment Effective Date.

SECTION 3.Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

(a)The execution, delivery and performance by each Loan Party of this Agreement are within such Loan Party’s corporate or equivalent powers and have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)On and as of the Incremental Effective Date, before and after giving effect to this Agreement and the making of the Incremental Tranche A Term Loans, the representations and warranties of Holdings and the Borrower set forth in Article III of the Credit Agreement (and treating all references therein to (i) “this Agreement” as references to each of the Credit Agreement and this Agreement, (ii) “the Restatement Effective Date” as references to the Incremental Effective Date and (iii)

(c)“the Transactions” as references to the transactions contemplated by this Agreement) are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Incremental Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(d)On and as of the Incremental Effective Date, before and after giving effect to this Agreement and the making of the Incremental Tranche A Term Loans, no Default shall have occurred and be continuing.

SECTION 4.Amendments to Credit Agreement. Subject to the occurrence of the Incremental Effective Date and Section 5(a) of this Agreement, and effective immediately after giving effect to the incurrence of the Incremental Tranche A Term Loans and the use of proceeds thereof, the Credit Agreement is hereby amended as follows:

(a)The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“First Incremental Effective Date” means July 29, 2016.

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)the definition of “Change in Control,” as set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

““Change in Control” means (a) the failure of Holdings to own, directly or indirectly through wholly-owned Subsidiaries, 100% of the outstanding Equity Interest in the Borrower; (b)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group”, within the meaning of the Exchange Act and the rules of the SEC thereunder (other than General Atlantic or any employee benefit plan of Holdings or the Subsidiaries or a Person acting in connection with such acquisition as a trustee, agent, fiduciary or administrator of such an employee benefit plan), of Equity Interests representing more than the greater of (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings and (B) the percentage of then outstanding Voting Stock of Holdings then owned directly, indirectly or beneficially by the Permitted Holders; (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not (i) directors of Holdings on the Restatement Effective Date, (ii) nominated or approved by the board of directors of Holdings or General Atlantic or (iii) appointed by directors who were directors of Holdings on the Restatement Effective Date or were so nominated or approved as provided in subclause (ii) of this clause (c); or (d) the occurrence of any “change in control” (or similar event, however denominated) with respect to Holdings or the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of, or otherwise relating to, any Material Indebtedness of Holdings, the Borrower or any Subsidiary.”
(c)the definition of “Base Incremental Amount” as set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

“Base Incremental Amount” means $100,000,000. For purposes hereof, the Base Incremental Amount will be deemed to be utilized by the initial $100,000,000 of Incremental Commitments incurred after the First Incremental Effective Date under Section 2.21 and Alternative Incremental Facility Indebtedness incurred under Section 6.01(a)(xiii) (and, for the avoidance of doubt, the Base Incremental Amount shall not be reduced as a result of the Incremental Term Loans incurrence on the First Incremental Effective Date).
(d)The definition of the term “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended by:

(i)	replacing the word “or” immediately prior to clause (e) thereof with “,” and inserting the following immediately after clause (e) thereof:
“or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action”; and

(ii)	replacing the words “clauses (a) through (e) above” in the last sentence thereof with “clauses (a) through (f) above”.

(e)Article IX of the Credit Agreement is hereby amended by adding the following as a new Section 9.18:

“Section 9.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
SECTION 5.Effectiveness. This Agreement shall become effective as of the first date (the “Incremental Effective Date”) on which:

(a)The Administrative Agent shall have received from Holdings, the Borrower, each other Loan Party and each Incremental Tranche A Term Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; provided, that the effectiveness of Section 4 of this Agreement is additionally subject to receipt of signatures from Lenders constituting the Required Lenders after giving effect to the incurrence of the Incremental Tranche A Term Loans and the use of proceeds thereof.

(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Incremental Tranche A Term Lenders) of (i) Davis Polk & Wardwell LLP, special counsel for the Loan Parties, and (ii) Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, Professional Association, special Florida counsel for certain of the Loan Parties, in each case dated as of the Incremental Effective Date and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated hereby as the Administrative Agent shall reasonably request. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing in the jurisdiction of incorporation or formation of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)The Administrative Agent shall have received a certificate, dated the Incremental Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming compliance as of the Incremental Effective Date with the representations and warranties set forth in Section

3 of this Agreement and confirming that, after giving pro forma effect to the incurrence of the Incremental Tranche A Term Loans and the use of proceeds related thereto, the Borrower shall be in compliance with a First Lien Leverage Ratio not to exceed 3.75:1.00.

(e)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Incremental Effective Date, including, to the extent invoiced at least three Business Days prior to the Incremental Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by the Arranger, the Administrative Agent and the Incremental Tranche A Term Lenders, on the one hand, and any of the Loan Parties, on the other hand.

(f)The Administrative Agent shall have received a certificate from the chief financial officer of Holdings, substantially in the form of Exhibit J to the Credit Agreement, certifying as to the solvency of Holdings, the Borrower and the Subsidiaries on a consolidated basis after giving effect to the transactions consummated on the Incremental Effective Date.

(g)The Borrower shall have delivered to the Administrative Agent the notice required by Section 2.03 of the Credit Agreement.

(h)Each New Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act to the extent requested at least seven (7) Business Days prior to the Incremental Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Incremental Effective Date, and such notice shall be conclusive and binding.
SECTION 6.Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Swingline Lender, the Issuing Banks or the Lenders under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances.

(b) The Borrower and each other Loan Party hereby consents to this Agreement and the transactions contemplated hereby. Neither this Agreement nor the transactions contemplated hereby discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the Liens and security interests existing immediately prior to the Incremental Effective Date in favor of the collateral agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations (including the Incremental Tranche A Term Loans). Nothing contained herein or in the Credit Agreement shall be construed as a novation or a termination of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as expressly set forth herein or as modified hereby.

(c) On and after the Incremental Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby.

(d) In the case of any Incremental Tranche A Term Lender that is a New Lender, on and after the Incremental Effective Date, such Incremental Tranche A Term Lender shall thereafter be deemed to be a Lender under the Credit Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender thereunder and subject to all obligations of a Lender thereunder.

(e) It is agreed that the Arranger and its Related Parties shall be entitled to the benefits of Sections 9.03(a) and 9.03(b) of the Credit Agreement with respect to the arrangement of the Incremental Tranche A Term Loans and this Agreement, the preparation, execution and delivery of this Agreement and other matters relating to or arising out of this Agreement to the same extent as the Administrative Agent and its Related Parties are entitled to the benefits of such Sections in respect of the preparation of the Credit Agreement or other matters relating to or arising out of the Credit Agreement.

(f) The parties hereto acknowledge that the Borrower has previously delivered to the Administrative Agent written notice of the Incremental Tranche A Term Loan Commitments, and agree that execution by any Incremental Tranche A Term Lender of this Agreement shall be deemed to be execution by it of such notice.

SECTION 7.Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

TRINET HR CORPORATION,
by

Name: Title:

TRINET GROUP, INC.,
by

Name: Title:

210 PARK AVENUE HOLDING, INC.,
by

Name: Title:

ACCORD HUMAN RESOURCES, INC.,
by

Name: Title:

ACCORD HUMAN RESOURCES 12, INC.,
by

Name: Title:

AMBROSE EMPLOYER GROUP, LLC,
by

Name: Title:

[Signature Page - Incremental Facility Amendment]

SOI HOLDINGS, INC.,
by

Name: Title:

STRATEGIC OUTSOURCING, INC.,
by

Name: Title:

TRINET HR V INC.,
by

Name: Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name: Title:

NON-INCREMENTAL LENDER
SIGNATURE PAGE TO THE INCREMENTAL FACILITY AMENDMENT
UNDER THE AMENDED AND RESTATED
CREDIT AGREEMENT OF TRINET HR CORPORATION
SIGNING SOLELY FOR PURPOSES OF SECTION 4

INCREMENTAL TRANCHE A TERM LENDER
SIGNATURE PAGE TO THE INCREMENTAL FACILITY AMENDMENT
UNDER THE AMENDED AND RESTATED
CREDIT AGREEMENT OF TRINET HR CORPORATION

Name of Incremental Tranche A Term Lender:
[Lender Signature Pages on File with    Administrative Agent]

by

Name:
Title:

For any Incremental Tranche A Term Lender requiring a second signature block:

by

Name:
Title:

Name of Non-Incremental Lender:
[Lender Signature Pages on File with    Administrative Agent]

by

Name:
Title:

For any Non-Incremental Lender requiring a second signature block:

by

Name:
Title:

Schedule A

[Scheduled A on File with Administrative Agent]